Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-73461 and 333-75859) pertaining to the Savings and Retirement Plan of Starwood Hotels & Resorts Worldwide, Inc. of our report dated June 10, 2004, with respect to the financial statements and schedules of the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

New York, New York

June 18, 2004